UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

TOMOTHERAPY INCORPORATED
 (Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2009, the Company and Steven G. Books (“Mr. Books”), Chief Operating Officer, entered into a separation and release agreement (the “Agreement”), which sets forth the terms and conditions governing Mr. Books’ departure. The Agreement becomes effective eight days from the date it was signed by Mr. Books as long as he does not revoke it. Mr. Books’ termination was not the result of any disagreement with the Company relating to the Company’s  policies, operations or practices, nor was Mr. Books removed for cause.

Pursuant to the Agreement, the Company agreed to pay Mr. Books a cash payment of $422,284, representing twelve months of his base salary in effect on his Separation Date, payable in one lump sum 53 days after the Separation Date, and accrued and unused vacation pay, less applicable withholdings. The Company also agreed to provide reimbursement of outplacement services up to $10,000 through November 30, 2011. In addition, the Company also agreed to pay the cost of Mr. Books’ COBRA benefit coverage through November 30, 2010, or until he becomes eligible for group insurance benefits from another employer, whichever occurs first. Pursuant to the Agreement, Mr. Books is not eligible for any payments under any Company Bonus Award Plans and shall not accrue any further benefits under any Company benefit plan after the Separation Date, except for Company matches under the 401(k) Plan and rights to exercise vested stock options pursuant to his stock option agreements. All unvested stock options and shares of restricted stock held by Mr. Books will be automatically forfeited and cancelled upon his departure. Mr. Books has three months from the Separation Date to exercise his vested stock options.

In exchange for the consideration received from the Company, Mr. Books agreed to release any claims he has or may have against the Company and agreed to comply with the pre- and post-employment termination obligations contained in the Confidentiality and Non-Competition Agreement dated April 1, 2007, and the Assignment of Inventions Agreement dated March 28, 2005. The Noncompetition Agreement imposes noncompetition and anti-piracy restrictions for 18 months following the Separation Date. The parties acknowledged that the Indemnification Agreement between Mr. Books and the Company entered into on November 5, 2008 remains in full force and effect.

The foregoing discussion of the terms and conditions of the Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Separation and Release Agreement dated November 25, 2009, between the Company and Steven G. Books

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: November 25, 2009

By:   /s/ Thomas E. Powell

Thomas E. Powell
Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Separation and Release Agreement dated November 25, 2009, between the Company and Steven G. Books